Sublease Agreement

     This sublease agreement (the "Sublease Agreement") is made and entered into as of the 1st day of November, 2001, by and between GLOBALXCHANGE
COMMUNICATIONS, INC., a Florida corporation ("Sublessor"), and PANTHER TELECOMMUNICATIONS CORPORATION., a Florida corporation ("Sublessee").

     WHEREAS, Sublessor is lessee from Koala Miami Realty Holding Co., Inc. ("Landlord") under a lease dated August 7, 1998, as amended, a copy of which lease is attached hereto as Exhibit A (the "Main Lease"); and

     WHEREAS, the real property leased by the Main Lease to Sublessor is located at 5225 NW 87th Ave., Miami, FL 33178, and is more specifically described in the Main Lease (the "Main Premises"); and

     WHEREAS, Sublessor is desirous of leasing 5,250 square feet which comprises the entire area of Suite 101 which is part of the Main Premises set forth in Exhibit A hereto (the "Premises") to Sublessee upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises, the covenants and conditions hereinafter contained, and other good and valuable consideration, it is mutually agreed by and between the parties hereto as follows:

     1. Sublessor hereby leases the Premises to Sublessee and Sublessee leases the Premises from Sublessor.

     2. The Term of this Sublease shall commence on November 1, 2001 and shall end on February 29, 2004.

     3. Sublessee shall pay directly to Sublessor the monthly Base Rent of:

          a. $7,496.87(plus applicable sales tax and Additional Rent [as later defined]) from November 1, 2001 until February 28, 2002

          b. $7,706.87 (plus applicable sales tax and Additional Rent) from March 1, 2002 until February 28, 2003

          c. $7,930.00 (plus applicable sales tax and Additional Rent) from March 1, 2003 until February 29, 2004 which shall be paid in advance and which shall be due on the first of each month as specified in the Main Lease. The monthly rent is subject to adjustment in accordance with the terms of the Main Lease. Included in said monthly rent are other rental amounts, taxes and assessments, maintenance fees and utilities specified in the Main Lease. In no event shall Sublessor's rental obligations to Landlord specified in the Main Lease be reduced or diminished. Notwithstanding the foregoing, throughout the Term, Sublessee shall pay, directly to the utility company furnishing same, all

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     charges for electric, telephone and refuse collection to the Premises

  4. Sublessee additionally desires to lease from Sublessor all furniture currently being used at Premises, including but not limited to the desk, chairs and filing cabinets located on the Premises as listed on Schedule A All furniture shall be leased to Sublessor in accordance with the terms of this Sublease Agreement at an additional cost of $875.00 per month (the "Additional Rent"). This offer will include the use of 20 telephone systems and the partition and maintenance of the PBX systems by Sublessor. Sublessee agrees to take good care of the furniture and further agrees that it will deliver up same to Sublessor in good condition at the end of this lease, normal wear and tear excepted. Sublessee agrees to pay promptly any invoice presented by Sublessor for items lost or damaged and/or requiring repair or replacement as a result of Sublessee's use of the Premises, normal wear and tear excepted.

  5. Commencing on the Commencement Date, Sublessee shall be entitled to the non-exclusive use in common with the Sublessor's pro-rata share of parking applicable to the Premises at no additional cost to Sublessor.

  6. Sublessee shall deliver to Sublessor at the time of execution of this Sublease Agreement $15,860.00 in immediately available funds (the "Security Deposit") to be held by Sublessor as security for the full and faithful performance by Sublessee of all the agreements, terms, covenants and conditions set forth herein and applied against expenses or other costs or damages incurred by Sublessor and to be payable as damages and not as penalty, upon forfeiture, default or early termination without prejudice to any further claims by Sublessor for damages and any remedy for recovery thereof. In the event Sublessee observes and performs the terms and conditions of this Sublease Agreement, the Security Deposit shall be returned to Sublessee 90 days following expiration of the Term or any renewals or extensions, as applicable.

  7. Sublessee shall pay Sublessor interest on all overdue rent, all such interest to be calculated from the date upon which the amount is first due hereunder until actual payment thereof and at a rate being the lesser of five percent (5%) per annum in excess of the minimum lending rate charged to prime commercial borrowers by Sublessor's bank from time to time or the maximum rate permitted by law. All rent payable by Sublessee to Sublessor shall be paid without deduction, set-off or abatement except as herein expressly provided.

  8. Sublessee shall use the Premises exclusively for the purposes allowed by the Main Lease, and shall conduct its business on the Premises within the same hours of operation as Sublessor.
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  9. Sublessee  hereby  acknowledges  that Sublessor is now leasing the Premises from Landlord under the Main Lease, and the parties hereto expressly agree that the Main Lease is incorporated herein by reference as fully as if its terms and provisions were herewith set forth in full. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Main Lease. Except as modified herein, Sublessee agrees to assume and be bound by all responsibilities and duties as Sublessor has under the Main Lease. Except as modified herein, Sublessee shall have the same rights and privileges as Sublessor has under the Main Lease and Sublessor shall further have the same rights and privileges as Landlord has under the Main Lease, where applicable. Except as modified herein, Sublessee agrees to fully indemnify and hold harmless Sublessor from any responsibility or liability which Sublessor may incur under the Main Lease by virtue of this Sublease Agreement or Sublessee's occupancy of the Premises. Nothing in this Sublease Agreement shall be deemed to establish a relationship between Landlord and Sublessee.

 10. If Sublessee shall default in the payment when due of the monthly rent, or in the payment of any other payment required under the Main Lease or hereunder, or shall default in the payment of any other obligations from Sublessee to Sublessor, Sublessor or other agents and employees of Sublessor may, without notice if said default is in the payment of rent or other monetary obligations, or, if said default is any non-monetary default, upon five (5) days written notice to Sublessee, during which five
     (5) days such default is not corrected, terminate this Sublease and/or immediately or at any time thereafter, reenter the Premises and remove all persons and all or any property therefrom. Removal may be either by summary dispossession proceedings or by any suitable action or proceeding at law, or by force or otherwise, without Sublessor being liable to indictment, prosecution or damages therefor, and Sublessor may repossess, hold and enjoy the Premises, as the former estate of Sublessor, together with all additions, alterations and improvements thereto. Notwithstanding the above, such recourse shall not be contrary to Florida law.

 11. Sublessee shall name Sublessor and Landlord as additional insureds under all of Sublessee's insurance policies required to be obtained and maintained during the term of the Sublease, including but not limited to liability, fire, workers' compensation and such other forms of insurance as are required under the terms of the Main Lease. Sublessee shall deliver copies of all such policies or certificates of insurance to Sublessor prior to execution of this Sublease Agreement in accordance with the terms of the Main Lease.

 12. Sublessee understands and agrees that this is a lease of space only, except as otherwise provided, and Sublessor assumes no liability for any of Sublessee's property, including without limitation, any destruction, damage or theft of the property while being stored in the leased space. Sublessee represents and warrants that it has adequate insurance to cover loss or destruction of its property and that its insurance policy contains a waiver of subrogation rights such that its insurance company (and any other third party) shall not have any right of recovery for any amount paid by such insurance company for damages for loss or destruction to its property at

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     the Main Premises.  Sublessee  agrees to have its property damage insurance company waive any right to subrogation that it may have against Sublessor. Sublessee agrees to indemnify and hold Sublessor harmless from any damage, loss or injury resulting from Sublessee's occupancy of the Premises, including without limitation, any attorney's fees or other costs associated with any claim or action involving the property or breach of the terms of this Sublease. Notwithstanding the above, Sublessor must maintain insurance in accordance with the Main Lease.

 13. Sublessee shall indemnify and hold harmless Sublessor from and against any and all claims arising from Sublessee's use of the Premises, or from any activity, work, or thing done, permitted or suffered by Sublessee in or about the Premises or elsewhere and shall further indemnify and hold harmless Sublessor from and against any and all claims arising from any breach or default in the performance of any obligation on Sublessee's part to be performed under the terms of this Sublease, or arising from any negligence of the Sublessee, or any of Sublessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Sublessor by reason of any such claim, Sublessee upon notice from Sublessor shall defend the same at Sublessee's expense by counsel satisfactory to Sublessor. Sublessee, as a material part of the consideration to Sublessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause and Sublessee hereby waives all claims in respect thereof against Sublessor.

 14. Sublessor acknowledges that any termination of the Main Lease shall extinguish this Sublease.

 15. This Sublease Agreement shall be binding upon and shall inure to the benefit of the successors, assigns, executors and administrators of the parties hereto.

 16. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail which shall be addressed to the parties as follows, or to such other address as may be designated by said parties:

               If to Sublessor, to:
                       GlobalXchange Communications, , Inc.
                       5225 NW 87th Avenue, Suite 100
                       Miami, FL 33178
                       Attn: Anil Ganatra


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               If to Sublessee, to:
                       Panther Telecommunications Corporation.
                       5225 NW 87th Avenue, Suite 101
                       Miami, FL 33178
                       Attn:  Manny Sanchez

 17. The invalidity or unenforceability of any particular provision of this Sublease Agreement shall not affect the other provisions hereof, and this Sublease Agreement shall be construed in all respects as if such invalid or unenforceable provisions are omitted.

 18. No change or modification of the Sublease Agreement shall be valid unless the same be in writing and signed by all of the parties hereto.

 19. This Sublease Agreement shall be interpreted under the laws of the State of Florida. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Dade County, State of Florida.

 20. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this agreement. Each party hereby expressly acknowledges the inclusion of this jury trial waiver through the initials of its duly authorized representative.

            IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the day, month and year first written above.

                              GLOBALXCHANGE COMMUNICATIONS, INC.

                              By:_________________________________
                              Name:
                              Title:

                              PANTHER TELECOMMUNICATIONS CORPORATION.

                              By: :_________________________________
                              Name:
                              Title:

Landlord's Consent

The undersigned landlord hereby approves the sublease of the Premises to Sublessee.

Koala Miami Realty Holding Co., Inc.
By Jones Lang LaSalle Americas, Inc., Its Agent

-------------------------------             --------------------
Name:                                                         Date:
Title:   President, Jones Lang LaSalle

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                          Schedule A: Leased Furniture